                                                                     Ex-99.17(e)

                                                  (RIVERSOURCE INVESTMENTS LOGO)

                    PROSPECTUS SUPPLEMENT -- JANUARY 15, 2010

RIVERSOURCE TAX-EXEMPT MONEY MARKET FUND
(PROSPECTUS DATED FEBRUARY 27, 2009)                                S-6433-99 AF

At a Special Meeting of Shareholders scheduled to be held on March 10, 2010, shareholders who owned shares of RiverSource Tax-Exempt Money Market Fund on January 15, 2010, will vote on the merger of RiverSource Tax-Exempt Money Market Fund into RiverSource Government Money Market Fund (formerly Seligman Cash Management Fund), a fund that seeks to preserve capital and to maximize liquidity and current income. If approved, the merger is anticipated to take place before the end of the second quarter of 2010.

For more information about RiverSource Government Money Market Fund, please call 1-800-221-2450 for a prospectus.


--------------------------------------------------------------------------------
S-6433-8 A (1/10)

                                                  (RIVERSOURCE INVESTMENTS LOGO)

                   PROSPECTUS SUPPLEMENT -- SEPTEMBER 18, 2009

RIVERSOURCE TAX-EXEMPT MONEY MARKET FUND (2/27/09)

On September 10, 2009, the Fund's Board of Directors approved in principle the merger of RiverSource Tax-Exempt Money Market Fund (the Fund) into Seligman Cash Management Fund, a fund whose investment objective is to preserve capital and to maximize liquidity and current income. More information about Seligman Cash Management Fund and the proposed merger will be included in proxy materials.

Completion of the merger is subject to approval by shareholders of the Fund. It is currently anticipated that, pending final approval from the Fund's Directors, proxy materials regarding the merger will be distributed to shareholders during the fourth quarter of 2009 or the first quarter of 2010, and that a meeting of shareholders to consider the merger will be scheduled for the first or second quarter of 2010.

Effective on or about September 25, 2009, the name of the fund, Seligman Cash Management Fund, will be changed to RiverSource Government Money Market Fund.

S-6433-7 A (9/09)

                                                  (RIVERSOURCE INVESTMENTS LOGO)

                                                             (THREADNEEDLE LOGO)

                     PROSPECTUS SUPPLEMENT -- MAY 20, 2009*


FUND                            PROSPECTUS DATE   FORM #
--------------------------------------------------------------
RiverSource 120/20 Contrarian
  Equity Fund                   June 27, 2008     S-6519-99 C
RiverSource Absolute Return
  Currency and Income Fund      Dec. 30, 2008     S-6502-99 G
RiverSource Balanced Fund       Nov. 28, 2008     S-6326-99 AD
RiverSource California Tax-
  Exempt Fund                   Oct. 30, 2008     S-6328-99 AH
RiverSource Cash Management
  Fund                          Sept. 29, 2008    S-6320-99 AF
RiverSource Disciplined
  Equity Fund                   Sept. 29, 2008    S-6263-99 H
RiverSource Disciplined
  International Equity Fund     Dec. 30, 2008     S-6506-99 E
RiverSource Disciplined Large
  Cap Growth Fund               Nov. 28, 2008     S-6285-99 D
RiverSource Disciplined Large
  Cap Value Fund                Nov. 28, 2008     S-6523-99 C
RiverSource Disciplined Small
  and Mid Cap Equity Fund       Sept. 29, 2008    S-6505-99 E
RiverSource Disciplined Small
  Cap Value Fund                Sept. 29, 2008    S-6397-99 E
RiverSource Diversified Bond
  Fund                          Oct. 30, 2008     S-6495-99 AC
RiverSource Diversified
  Equity Income Fund            Nov. 28, 2008     S-6475-99 AD
RiverSource Dividend
  Opportunity Fund              Aug. 29, 2008     S-6341-99 AD
RiverSource Emerging Markets
  Bond Fund                     Dec. 30, 2008     S-6398-99 E
RiverSource Equity Value Fund   May 30, 2008      S-6382-99 W
RiverSource Floating Rate
  Fund                          Sept. 29, 2008    S-6501-99 E
RiverSource Global Bond Fund    Dec. 30, 2008     S-6309-99 AE
RiverSource Global Technology
  Fund                          Dec. 30, 2008     S-6395-99 N
RiverSource Growth Fund         Sept. 29, 2008    S-6455-99 AD
RiverSource High Yield Bond
  Fund                          July 30, 2008     S-6370-99 AD
RiverSource Income Builder
  Basic Income Fund             April 1, 2009     S-6394-99 F
RiverSource Income Builder
  Enhanced Income Fund          April 1, 2009     S-6394-99 F
RiverSource Income Builder
  Moderate Income Fund          April 1, 2009     S-6394-99 F
RiverSource Income
  Opportunities Fund            Sept. 29, 2008    S-6266-99 H
RiverSource Inflation
  Protected Securities Fund     Sept. 29, 2008    S-6280-99 G
RiverSource Intermediate Tax-
  Exempt Fund                   Jan. 29, 2009     S-6355-99 U
RiverSource Large Cap Equity
  Fund                          Sept. 29, 2008    S-6244-99 J
RiverSource Large Cap Value
  Fund                          Sept. 29, 2008    S-6246-99 J
RiverSource Limited Duration
  Bond Fund                     Sept. 29, 2008    S-6265-99 H
RiverSource Mid Cap Growth
  Fund                          Jan. 29, 2009     S-6426-99 AE
RiverSource Mid Cap Value
  Fund                          Nov. 28, 2008     S-6241-99 K
RiverSource Minnesota Tax-
  Exempt Fund                   Oct. 30, 2008     S-6328-99 AH
RiverSource New York Tax-
  Exempt Fund                   Oct. 30, 2008     S-6328-99 AH
RiverSource Partners
  Aggressive Growth Fund        July 30, 2008     S-6260-99 J
RiverSource Partners
  Fundamental Value Fund        July 30, 2008     S-6236-99 L
RiverSource Partners
  International Select Growth
  Fund                          Dec. 30, 2008     S-6243-99 M
RiverSource Partners
  International Select Value
  Fund                          Dec. 30, 2008     S-6242-99 M
RiverSource Partners
  International Small Cap
  Fund                          Dec. 30, 2008     S-6258-99 K
RiverSource Partners Select
  Value Fund                    July 30, 2008     S-6240-99 K
RiverSource Partners Small
  Cap Equity Fund               July 30, 2008     S-6237-99 L
RiverSource Partners Small
  Cap Growth Fund               May 30, 2008      S-6301-99 L
RiverSource Partners Small
  Cap Value Fund                July 30, 2008     S-6239-99 L
RiverSource Portfolio Builder
  Aggressive Fund               April 1, 2009     S-6282-99 H
RiverSource Portfolio Builder
  Conservative Fund             April 1, 2009     S-6282-99 H
RiverSource Portfolio Builder
  Moderate Aggressive Fund      April 1, 2009     S-6282-99 H
RiverSource Portfolio Builder
  Moderate Conservative Fund    April 1, 2009     S-6282-99 H
RiverSource Portfolio Builder
  Moderate Fund                 April 1, 2009     S-6282-99 H
RiverSource Portfolio Builder
  Total Equity Fund             April 1, 2009     S-6282-99 H
RiverSource Precious Metals
  and Mining Fund               May 30, 2008      S-6142-99 AE
RiverSource Real Estate Fund    Aug. 29, 2008     S-6281-99 G
RiverSource Recovery and
  Infrastructure Fund           Jan. 28, 2009     S-6529-99 A
RiverSource Retirement Plus
  2010 Fund                     June 27, 2008     S-6507-99 E
RiverSource Retirement Plus
  2015 Fund                     June 27, 2008     S-6507-99 E
RiverSource Retirement Plus
  2020 Fund                     June 27, 2008     S-6507-99 E
RiverSource Retirement Plus
  2025 Fund                     June 27, 2008     S-6507-99 E
RiverSource Retirement Plus
  2030 Fund                     June 27, 2008     S-6507-99 E
RiverSource Retirement Plus
  2035 Fund                     June 27, 2008     S-6507-99 E
RiverSource Retirement Plus
  2040 Fund                     June 27, 2008     S-6507-99 E
RiverSource Retirement Plus
  2045 Fund                     June 27, 2008     S-6507-99 E
RiverSource S&P 500 Index
  Fund                          April 1, 2009     S-6434-99 P
RiverSource Short Duration
  U.S. Government Fund          July 30, 2008     S-6042-99 AE
RiverSource Small Cap
  Advantage Fund                May 30, 2008      S-6427-99 N
RiverSource Small Company
  Index Fund                    April 1, 2009     S-6357-99 V
RiverSource Strategic
  Allocation Fund               Nov. 28, 2008     S-6141-99 AE
RiverSource Strategic Income
  Allocation Fund               Nov. 28, 2008     S-6287-99 D
RiverSource Tax-Exempt Bond
  Fund                          Jan. 29, 2009     S-6310-99 AF
RiverSource Tax-Exempt High
  Income Fund                   Jan. 29, 2009     S-6430-99 AF
RiverSource Tax-Exempt Money
  Market Fund                   Feb. 27, 2009     S-6433-99 AF
RiverSource U.S. Government
  Mortgage Fund                 July 30, 2008     S-6245-99 K
Threadneedle Emerging Markets
  Fund                          Dec. 30, 2008     S-6354-99 V
Threadneedle European Equity
  Fund                          Dec. 30, 2008     S-6006-99 N
Threadneedle Global Equity
  Fund                          Dec. 30, 2008     S-6334-99 AG
Threadneedle Global Equity
  Income Fund                   Dec. 30, 2008     S-6334-99 AG
Threadneedle Global Extended
  Alpha Fund                    Dec. 30, 2008     S-6334-99 AG
Threadneedle International
  Opportunity Fund              Dec. 30, 2008     S-6140-99 AG



--------------------------------------------------------------------------------
S-6400-10 A (5/09)
* Valid until April 30, 2010

This information is effective on June 13, 2009.

The "Minimum Investment and Account Balance" table under the section of the prospectus Methods of Purchasing Shares is replaced with the following:


MINIMUM INVESTMENT AND ACCOUNT BALANCE

                                                                              RIVERSOURCE
                                                                               ABSOLUTE RETURN
                                                                               CURRENCY AND
                                                                               INCOME FUND
                            FOR ALL FUNDS,                                    RIVERSOURCE
                            CLASSES AND                                        120/20 CONTRARIAN
                            ACCOUNTS EXCEPT                                    EQUITY FUND
                            THOSE LISTED TO                                   THREADNEEDLE
                            THE RIGHT                TAX QUALIFIED             GLOBAL EXTENDED
                            (NONQUALIFIED)           ACCOUNTS                  ALPHA FUND

-----------------------------------------------------------------------------------------------------

INITIAL INVESTMENT          $2,000                   $1,000                   $10,000
-----------------------------------------------------------------------------------------------------

ADDITIONAL INVESTMENTS      $100(c)                  $100(c)                  $100
-----------------------------------------------------------------------------------------------------

ACCOUNT BALANCE*            $1,000                   None(c)                  $5,000
                            RIVERSOURCE
                             DISCIPLINED SMALL CAP
                             VALUE FUND
                            RIVERSOURCE
                             FLOATING RATE FUND
                            RIVERSOURCE
                             INFLATION PROTECTED
                             SECURITIES FUND                CLASS W

------------------------------------------------------------------------

INITIAL INVESTMENT          $5,000                          $500
------------------------------------------------------------------------

ADDITIONAL INVESTMENTS      $100                            None
------------------------------------------------------------------------

ACCOUNT BALANCE*            $2,500                          $500


   *If your fund account balance falls below the minimum account balance for any reason, including a market decline, you may be asked to increase it to the minimum account balance or establish a scheduled investment plan. If you do not do so within 30 days, your shares may be automatically redeemed and the proceeds mailed to you.
 -------------------------------------------------------------------------------

MINIMUM INVESTMENT AND ACCOUNT BALANCE -- SCHEDULED INVESTMENT PLANS

                                                                              RIVERSOURCE
                                                                               ABSOLUTE RETURN
                                                                               CURRENCY AND
                                                                               INCOME FUND
                            FOR ALL FUNDS,                                    RIVERSOURCE
                            CLASSES AND                                        120/20 CONTRARIAN
                            ACCOUNTS EXCEPT                                    EQUITY FUND
                            THOSE LISTED TO                                   THREADNEEDLE
                            THE RIGHT                TAX QUALIFIED             GLOBAL EXTENDED
                            (NONQUALIFIED)           ACCOUNTS                  ALPHA FUND

-----------------------------------------------------------------------------------------------------

INITIAL INVESTMENT          $100(a)                  $100(b)                  $10,000
-----------------------------------------------------------------------------------------------------

ADDITIONAL INVESTMENTS      $100                     $50(d)                   $100
-----------------------------------------------------------------------------------------------------

ACCOUNT BALANCE**           None(b)                  None(c)                  $5,000
                            RIVERSOURCE
                             DISCIPLINED SMALL CAP
                             VALUE FUND
                            RIVERSOURCE
                             FLOATING RATE FUND
                            RIVERSOURCE
                             INFLATION PROTECTED
                             SECURITIES FUND                CLASS W

------------------------------------------------------------------------

INITIAL INVESTMENT          $5,000                          $500
------------------------------------------------------------------------

ADDITIONAL INVESTMENTS      $100                            None
------------------------------------------------------------------------

ACCOUNT BALANCE**           $2,500                          $500


  **If your fund account balance is below the minimum initial investment described above, you must make payments at least monthly.
 (a)Money Market Funds and RiverSource S&P 500 Index Fund -- $2,000
 (b)Money Market Funds and RiverSource S&P 500 Index Fund -- $1,000
 (c)RiverSource S&P 500 Index Fund -- $500
 (d)RiverSource S&P 500 Index Fund -- $100
 -------------------------------------------------------------------------------

These minimums may be waived for accounts that are managed by an investment professional, for accounts held in approved discretionary or non-discretionary wrap programs, for accounts that are a part of an employer-sponsored retirement plan, or for other account types if approved by the distributor.

The fund reserves the right to modify its minimum account requirements at any time, with or without prior notice.

Please contact your financial intermediary for information regarding wire or electronic funds transfer.

IMPORTANT: Payments sent by electronic fund transfers (ACH), a bank authorization or check that are not guaranteed may take up to 14 days to clear. If you request a sale within 14 days of purchase, this may cause your sale request to fail to process if the requested amount includes unguaranteed funds.

The following footnotes to the "Initial sales charge for Class A shares" table have been revised/added to reflect the new commission schedule (i) for the sale of Class A shares at net asset value and (ii) for the sale of Class A shares in certain employee benefit plans:

(c) Although there is no sales charge for purchases with a total market value over $1,000,000, and therefore no re-allowance, the distributor may pay a financial intermediary the following out of its own resources: a sales commission of up to 1.00% for a sale of $1,000,000 to $3,999,999; a sales commission up to 0.50% for a sale of $4,000,000 to $49,999,999; and a sales commission up to 0.25% for a sale of $50,000,000 or more.
(d) For certain eligible employee benefit plans defined under section 401(a), 401(k), 457 and 403(b) which meet eligibility rules for the waiver of applicable sales charges, the distributor may pay the following out of its own resources: a sales commission of 1.00% for a sale of $1 to $3,999,999 received in eligible employee benefit plans; a sales commission up to 0.50% for a sale of $4,000,000 to $49,999,999; and a sales commission up to 0.25% for a sale of $50,000,000 or more. See "Initial Sales Charge -- Waivers of the sales charge for Class A shares" for employee benefit plan eligibility rules.

The "Initial Sales Charge -- Waivers of the sales charge for Class A shares" section under Sales Charges is replaced with the following:

INITIAL SALES CHARGE -- WAIVERS OF THE SALES CHARGE FOR CLASS A SHARES. Sales charges do not apply to:
     - current or retired Board members, officers or employees of the funds or RiverSource Investments or its affiliates, their spouses or domestic partners, children, parents and their spouse's or domestic partner's parents.
     - current or retired Ameriprise Financial Services, Inc. financial advisors, employees of financial advisors, their spouses or domestic partners, children, parents and their spouse's or domestic partner's parents.
     - registered representatives and other employees of affiliated or unaffiliated financial intermediaries having a selling agreement with the distributor, including their spouses, domestic partners, children, parents and their spouse's or domestic partner's parents.
     - portfolio managers employed by subadvisers of the funds, including their spouses or domestic partners, children, parents and their spouse's or domestic partner's parents.
     - partners and employees of outside legal counsel to the funds or the funds' directors or trustees who regularly provide advice and services to the funds, or to their directors or trustees.
     - direct rollovers from qualified employee benefit plans, provided that the rollover involves a transfer to Class A shares in the same fund.
     - purchases made:
       - with dividend or capital gain distributions from a fund or from the same class of another fund in the RiverSource Family of Funds;
       - through or under a wrap fee product or other investment product sponsored by a financial intermediary that charges an account management fee that has, or that clear trades through a financial intermediary that has, a selling agreement with the distributor;
       - through state sponsored college savings plans established under Section 529 of the Internal Revenue Code; or
       - through bank trust departments.
     - separate accounts established and maintained by an insurance company which are exempt from registration under Section 3(c)(11).
     - purchases made through "employee benefit plans" created under section 401(a), 401(k), 457 and 403(b) which:
       - have at least $1 million in plan assets at the time of investment; and
       - have a plan level or omnibus account that is maintained with the fund or its transfer agent; and
       - transact directly with the fund or its transfer agent through a third party administrator or third party recordkeeper.

For more information regarding waivers of sales charge for Class A purchases, please see the SAI.

The distributor may, in its sole discretion, authorize the waiver of sales charges for additional classes of investors. Policies related to reducing or waiving the sales charge may be modified or withdrawn at any time.

Unless you provide your financial intermediary with information in writing about all of the factors that may count toward a waiver of the sales charge, there can be no assurance that you will receive all of the waivers for which you may be eligible. You should request that your financial intermediary provide this information to the fund when placing your purchase order.

Because the current prospectus is available on the funds' website (for RiverSource funds) at riversource.com/funds or (for Seligman funds) at seligman.com free of charge, information regarding breakpoint discounts is not separately disclosed on the website.

The information under the Sales Charge section regarding Class A, Class B and Class C share CDSC waivers is replaced with the following:

CLASS A -- CONTINGENT DEFERRED SALES CHARGE

For Class A shares purchased without a sales charge where a commission was separately paid by the distributor to an authorized financial intermediary effecting the purchase, a 1% CDSC may be charged if you sell your shares within 18 months after purchase. A CDSC will be based on the original purchase cost or the current market value of the shares being sold, whichever is less.

CDSC -- WAIVERS OF THE CDSC FOR CLASS A SHARES. The CDSC will be waived on sales of shares:

     - to which no sales commission or transaction fee was paid to an authorized financial intermediary at the time of purchase.
     - purchased through reinvestment of dividends and capital gain distributions.
     - in the event of the shareholder's death.
     - from a monthly, quarterly or annual systematic redemption plan of up to an annual amount of 12% of the account value on a per fund basis.
     - in an account that has been closed because it falls below the minimum account balance.
     - that result from required minimum distributions taken from retirement accounts upon the shareholders attainment of age 70 1/2.
     - that result from returns of excess contributions or excess deferral amounts made to a retirement plan participant.
     - of RiverSource funds purchased prior to Dec. 1, 2008.
     - initially purchased by an employee benefit plan that is not connected with a plan level termination.

The distributor may, in its sole discretion, authorize the waiver of the CDSC for additional classes of investors. Policies relating to waiving the CDSC may be modified or withdrawn at any time.

CDSC -- WAIVERS OF THE CDSC FOR CLASS B SHARES. The CDSC will be waived on sales of shares:

     - in the event of the shareholder's death.
     - that result from required minimum distributions taken from retirement accounts upon the shareholders' attainment of age 70 1/2.
     - sold under an approved substantially equal periodic payment arrangement.
     - by certain other investors, including certain institutions as set forth in more detail in the SAI.

For more information regarding waivers of the CDSC for Class B shares, please see the SAI.

The distributor may, in its sole discretion, authorize the waiver of the CDSC for additional classes of investors. Policies relating to waiving the CDSC may be modified or withdrawn at any time.

CDSC -- WAIVERS OF THE CDSC FOR CLASS C SHARES. The CDSC will be waived on sales of shares:

     - in the event of the shareholder's death.
     - to which no sales commission or transaction fee was paid to an authorized financial intermediary at the time of purchase.
     - that result from required minimum distributions taken from retirement accounts upon the shareholders' attainment of age 70 1/2.
     - initially purchased by an eligible employee benefit plan that are not connected with a plan level termination.
     - by certain other investors, including certain institutions as set forth in more detail in the SAI.

For more information regarding waivers of the CDSC for Class C shares, please see the SAI.

The distributor may, in its sole discretion, authorize the waiver of the CDSC for additional classes of investors. Policies relating to waiving the CDSC may be modified or withdrawn at any time.

The section of the prospectus "Class B and Class C -- CDSC alternative" regarding Class B share CDSC aging schedule is replaced with the following:

FOR CLASS B SHARES, the CDSC is based on the sale amount and the number of years between purchase and sale. The following table shows how CDSC percentages on sales decline over time:

IF THE SALE IS MADE DURING THE:                                         THE CDSC PERCENTAGE RATE IS:*
First year                                                                            5%
Second year                                                                           4%
Third year                                                                            3%**
Fourth year                                                                           3%
Fifth year                                                                            2%
Sixth year                                                                            1%
Seventh or eighth year                                                                0%


   *Because of rounding in the calculation, the portion of the CDSC retained by the distributor may vary and the actual CDSC you pay may be more or less than the CDSC calculated using these percentages.
  **For shares purchased in a RiverSource fund on or prior to June 12, 2009, the CDSC percentage for the third year is 4%.

Although there is no front-end sales charge when you buy Class B shares, the distributor pays a sales commission of 4% to financial intermediaries that sell Class B shares. A portion of this commission may, in turn, be paid to your financial advisor. The distributor receives any CDSC imposed when you sell your Class B shares.

You may not make additional purchases of Class B shares if your ROA exceeds $49,999.99.

Class B shares purchased in a RiverSource fund prior to May 21, 2005 age on a calendar year basis. Class B shares purchases in a RiverSource fund beginning May 21, 2005 age on a daily basis. For example, a purchase made on Nov. 12, 2004 completed its first year on Dec. 31, 2004 under calendar year aging. However, a purchase made on Nov. 12, 2005 completed its first year on Nov. 11, 2006 under daily aging.

Class B shares originally purchased in a RiverSource fund prior to May 21, 2005 will convert to Class A shares in the ninth calendar year of ownership. Class B shares originally purchased in a Seligman fund on or prior to June 12, 2009 will convert to Class A shares in the month prior to the ninth year of ownership. Class B shares purchased in a RiverSource fund beginning May 21, 2005 and Class B shares purchased in a Seligman fund beginning June 13, 2009 will convert to Class A shares one month after the completion of the eighth year of ownership.

RIVERSOURCE FAMILY OF FUNDS PRIVACY NOTICE

The RiverSource Family of Funds, which includes RiverSource, Seligman, and Threadneedle, branded funds (collectively, the "funds"), are committed to respecting shareholders' rights of privacy and we have adopted the following policy to maintain the confidentiality of the information you share with us:

INFORMATION WE COLLECT
We know that you expect us to conduct and process your business in a manner that is both accurate and efficient. To do so, we may collect information about you such as your name, address, Social Security number and the names of your beneficiaries. This information is collected from applications or other forms that you provide to us or the financial intermediaries that distribute the funds. We also collect information about your transactions in the funds. In addition, we may obtain information about you from third parties in order to service your account. Financial intermediaries which distribute the funds and service your account, whether or not affiliated with us, may have a customer relationship with you and may independently collect information from you. This Privacy Notice does not apply to their independent collection or use of information about you.

INFORMATION WE DISCLOSE
We do not disclose any nonpublic personal information about our customers or former customers to anyone, except in two circumstances. We disclose information to companies, whether or not affiliated with us, that help us by providing services to you including companies that market funds on our behalf. We also disclose information when we are permitted or required by law to do so, such as when information is provided to the IRS for tax purposes.

SECURITY
We maintain physical, electronic, and procedural safeguards to protect your personal information. In addition, we insist that the distributors and other companies that perform services for us limit access to your personal information to authorized employees and agents, and maintain appropriate physical, electronic and procedural safeguards.

This privacy notice applies to each fund in the RiverSource Family of Funds, to Tri-Continental Corporation and to LaSalle International Real Estate Fund. It also applies to RiverSource Investments, LLC, RiverSource Fund Distributors, Inc. and RiverSource Service Corporation with respect to the investment advisory, distribution and shareholder services each may provide to the funds.

This page is not part of the prospectus.

S-6400-10 A (5/09)
* Valid until April 30, 2010

Prospectus
                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE
TAX-EXEMPT MONEY MARKET FUND

PROSPECTUS FEBRUARY 27, 2009

RIVERSOURCE TAX-EXEMPT MONEY MARKET FUND SEEKS TO
PROVIDE SHAREHOLDERS WITH AS HIGH A LEVEL OF
CURRENT INCOME EXEMPT FROM FEDERAL INCOME TAX AS IS
CONSISTENT WITH LIQUIDITY AND STABILITY OF
PRINCIPAL.

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

 NOT FDIC INSURED - MAY LOSE VALUE - NO BANK GUARANTEE

TABLE OF CONTENTS

THE FUND..........................................    3P
Objective.........................................    3p
Principal Investment Strategies...................    3p
Principal Risks...................................    4p
Past Performance..................................    5p
Fees and Expenses.................................    6p
Other Investment Strategies and Risks.............    7p
Fund Management and Compensation..................    7p
FINANCIAL HIGHLIGHTS..............................    8P
BUYING AND SELLING SHARES.........................   S.1
Description of Share Classes......................   S.2
  Investment Options -- Classes of Shares.........   S.2
  Opening an Account..............................   S.7
Exchanging or Selling Shares......................  S.10
  Exchanges.......................................  S.13
  Selling Shares..................................  S.15
VALUING FUND SHARES...............................  S.16
DISTRIBUTIONS AND TAXES...........................  S.16
GENERAL INFORMATION...............................  S.18
APPENDIX..........................................   A.1


RIVERSOURCE COMPLEX OF FUNDS

The RiverSource complex of funds includes a comprehensive array of funds from RiverSource Investments, including several Seligman funds. RiverSource Investments has also partnered with a number of professional investment managers, including its affiliate, Threadneedle Investments, to expand the array of funds offered in the RiverSource complex. RiverSource funds, RiverSource Partners funds and Threadneedle funds share the same Board of Directors/Trustees (the Board), and the same policies and procedures including those set forth in the service section. Although the Seligman funds share the same Board, they do not currently have the same policies and procedures, and may not be exchanged for shares of the RiverSource funds, RiverSource Partners funds or Threadneedle funds. Please see the Statement of Additional Information (SAI) for a complete list of mutual funds included in the RiverSource complex of funds.

RiverSource Variable Portfolio Funds and Seligman (Variable) Portfolio Funds are sold exclusively as underlying investment options of variable insurance policies and annuity contracts offered by affiliated and unaffiliated insurance companies.


--------------------------------------------------------------------------------
2P  RIVERSOURCE TAX-EXEMPT MONEY MARKET FUND -- 2009 PROSPECTUS

THE FUND

OBJECTIVE

RiverSource Tax-Exempt Money Market Fund (the Fund) seeks to provide shareholders with as high a level of current income exempt from federal income tax as is consistent with liquidity and stability of principal. Because any investment involves risk, there is no assurance this objective can be achieved. Only shareholders can change the Fund's objective.

PRINCIPAL INVESTMENT STRATEGIES

The Fund's assets primarily are invested in debt obligations. Under normal market conditions, at least 80% of the Fund's net assets are invested in short-term debt obligations whose interest is exempt from federal income taxes. This 80% threshold is a fundamental policy of the Fund. These securities must be rated in one of the two highest categories by national rating services. The Fund may invest up to 25% of its net assets in securities of issuers located in the same state or region or in industrial revenue bonds.

Because the Fund seeks to maintain a constant net asset value of $1.00 per share, capital appreciation is not expected to play a role in the Fund's return. An investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Some notes issued in the tax-free securities market are subject to the alternative minimum tax (AMT). To avoid any federal income tax liability for investors who may be subject to the AMT, the Fund does not intend to invest in such issues.

In pursuit of the Fund's objective, the Fund's investment manager (RiverSource Investments, LLC) chooses debt obligations by:

- Considering opportunities and risks in short-term municipal obligations given current interest rates and anticipated interest rates.

- Identifying investments that:

  - have interest not subject to the alternative minimum tax; and

  - have short-term effective maturities.

- Identifying obligations that contribute to portfolio diversification of the Fund.

The Fund restricts its investments to instruments that meet certain effective maturity and quality standards required for tax-exempt money market funds. For example, the Fund:

- Limits its average portfolio effective maturity to 90 days or less.

- Buys obligations with remaining effective maturities of 397 days or less.

- Buys only obligations that are denominated in U.S. dollars and present minimal credit risk.


--------------------------------------------------------------------------------
                 RIVERSOURCE TAX-EXEMPT MONEY MARKET FUND -- 2009 PROSPECTUS  3P

In evaluating whether to sell a security, the investment manager considers, among other factors, if:

  - The issuer's credit rating declines or the investment manager expects a decline (the Fund may continue to own securities that are down-graded until the Board believes it is advantageous to sell).

  - Political, economic, or other events could affect the issuer's performance.

  - The investment manager identifies a more attractive opportunity.

  - The issuer or the security continues to meet the other standards described above.

If suitable tax-exempt securities are not available, the Fund may invest up to 20% of its net assets in taxable investments, including government securities, bank obligations, commercial paper, and repurchase agreements. The Fund also may invest, from time to time, in securities that are illiquid.

For more information on strategies and holdings, see the Fund's Statement of Additional Information (SAI) and the annual/semiannual reports.

PRINCIPAL RISKS

An investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund. Principal risks associated with an investment in the Fund include:

ACTIVE MANAGEMENT RISK. The Fund is actively managed and its performance therefore will reflect in part the ability of the portfolio managers to select securities and to make investment decisions that are suited to achieving the Fund's investment objective. Due to its active management, the Fund could underperform other mutual funds with similar investment objectives.

CREDIT RISK. Credit risk is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable or unwilling to honor a financial obligation, such as payments due on a bond or a note. If the Fund purchases unrated securities, or if the rating of a security is reduced after purchase, the Fund will depend on the investment manager's analysis of credit risk more heavily than usual.

MUNICIPAL SECURITIES RISK. The value of a municipal security may be affected by legislative or administrative actions as well as by the economics of the region where the issuer of the municipal security is located. For example, a significant restructuring of federal income tax rates could cause municipal security prices to fall. Lower income tax rates could reduce the advantage of owning municipal securities.


--------------------------------------------------------------------------------
4P  RIVERSOURCE TAX-EXEMPT MONEY MARKET FUND -- 2009 PROSPECTUS

REINVESTMENT RISK. Reinvestment risk is the risk that the Fund will not be able to reinvest income or principal at the same rate it currently is earning.

PAST PERFORMANCE

The following bar chart and table provide some illustration of the risks of investing in the Fund by showing the variability of performance.

Both the bar chart and the table assume that all distributions have been reinvested. How the Fund has performed in the past does not indicate how the Fund will perform in the future. Performance reflects any fee waivers/expense caps in effect for the periods reported. In the absence of such fee waivers/expense caps, performance would have been lower. See "Fees and Expenses" for any current fee waivers/expense caps.

Bar Chart. The bar chart shows how the Fund's performance has varied for each full calendar year.

Table. The table shows total returns from a hypothetical investment in shares of the Fund. For purposes of the performance calculation in the table we assumed no adjustments for taxes paid by an investor on the reinvested income and capital gains.

YIELD INFORMATION

For current 7-day yield information, call (888) 791-3380.


                                   PERFORMANCE
                            (BASED ON CALENDAR YEARS)

                                   (BAR CHART)



         +2.68%    +3.50%    +2.21%    +0.89%    +0.37%    +0.50%    +1.71%    +2.79%    +3.09%    +1.38%

          1999      2000      2001      2002      2003      2004      2005      2006      2007      2008




During the periods shown in the bar chart, the highest return for a calendar quarter was +0.92% (quarter ended Dec. 31, 2000) and the lowest return for a calendar quarter was +0.04% (quarter ended
Sept. 30, 2003).







--------------------------------------------------------------------------------
                 RIVERSOURCE TAX-EXEMPT MONEY MARKET FUND -- 2009 PROSPECTUS  5P

The Fund's year-to-date return at Dec. 31, 2008 was +1.38%.

 AVERAGE ANNUAL TOTAL RETURNS (FOR PERIODS ENDED DEC. 31, 2008)

                                           1 YEAR  5 YEARS  10 YEARS
                                           +1.38%   +1.89%   +1.90%


FEES AND EXPENSES

Fund investors pay various expenses. The table below describes the fees and expenses that you may pay if you buy and hold shares of the Fund. Expenses are based on the Fund's most recent fiscal year.

 SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

Maximum sales charge (load) imposed on purchases
(as a percentage of offering price)                    None
Maximum deferred sales charge (load) imposed on
sales
(as a percentage of offering price at time of
purchase)                                              None


 ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS:

Management fees                                       0.33%
Distribution and/or service (12b-1) fees              0.10%
Other expenses(a)                                     0.26%
Total annual fund operating expenses                  0.69%


(a) Other expenses include an administrative services fee, a transfer agency fee, a custody fee and other nonadvisory expenses. Also included are expenses related to the Fund's participation in the U.S. Department of Treasury's Temporary Guarantee Program for Money Market Funds.

From time to time, the investment manager and its affiliates may limit the expenses of the Fund for the purpose of increasing its yield. This expense limitation policy may be revised or terminated at any time without notice.

EXAMPLE

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

This example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. This example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                   1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                     $70      $221      $385      $862





--------------------------------------------------------------------------------
6P  RIVERSOURCE TAX-EXEMPT MONEY MARKET FUND -- 2009 PROSPECTUS

OTHER INVESTMENT STRATEGIES AND RISKS

Other Investment Strategies. In addition to the principal investment strategies previously described, the Fund may invest in other securities and may use other investment strategies that are not principal investment strategies. For more information on strategies and holdings, and the risks of such strategies, see the Fund's SAI and its annual and semiannual reports.

Directed Brokerage. The Fund's Board has adopted a policy prohibiting the investment manager, or any subadviser, from considering sales of shares of the Fund as a factor in the selection of broker-dealers through which to execute securities transactions.

Additional information regarding securities transactions can be found in the SAI.

FUND MANAGEMENT AND COMPENSATION

INVESTMENT MANAGER

RiverSource Investments, LLC (the investment manager or RiverSource Investments), 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is the investment manager to the RiverSource funds (including the RiverSource Partners funds, Threadneedle funds and Seligman funds), and is a wholly-owned subsidiary of Ameriprise Financial, Inc. (Ameriprise Financial). Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for all of the RiverSource funds, RiverSource Investments manages investments for itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products. For all of its clients, RiverSource Investments seeks to allocate investment opportunities in an equitable manner over time. See the SAI for more information.

The Fund pays RiverSource Investments a fee for managing its assets. Under the Investment Management Services Agreement (Agreement), the fee for the most recent fiscal year was 0.33% of the Fund's average daily net assets. Under the Agreement, the Fund also pays taxes, brokerage commissions, and nonadvisory expenses. A discussion regarding the basis for the Board approving the Agreement is available in the Fund's most recent annual or semiannual shareholder report.


--------------------------------------------------------------------------------
                 RIVERSOURCE TAX-EXEMPT MONEY MARKET FUND -- 2009 PROSPECTUS  7P

FINANCIAL HIGHLIGHTS

THE FINANCIAL HIGHLIGHTS TABLE IS INTENDED TO HELP YOU UNDERSTAND THE FUND'S FINANCIAL PERFORMANCE. CERTAIN INFORMATION REFLECTS FINANCIAL RESULTS FOR A SINGLE FUND SHARE. THE TOTAL RETURNS IN THE TABLE REPRESENT THE RATE THAT AN INVESTOR WOULD HAVE EARNED OR LOST ON AN INVESTMENT IN THE FUND (ASSUMING REINVESTMENT OF ALL DIVIDENDS AND DISTRIBUTIONS). THE INFORMATION FOR THE FISCAL YEARS ENDED ON OR AFTER DEC. 31, 2007 HAS BEEN DERIVED FROM THE FINANCIAL STATEMENTS AUDITED BY ERNST & YOUNG LLP, WHOSE REPORT, ALONG WITH THE FUND'S FINANCIAL STATEMENTS AND FINANCIAL HIGHLIGHTS, IS INCLUDED IN THE ANNUAL REPORT WHICH, IF NOT INCLUDED WITH THIS PROSPECTUS, IS AVAILABLE UPON REQUEST. THE INFORMATION FOR THE PERIODS ENDED ON OR BEFORE DEC. 31, 2006 HAS BEEN AUDITED BY OTHER AUDITORS.


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Dec. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                 $1.00        $1.00        $1.00        $1.00        $1.00
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .01          .03          .03          .02          .01
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.01)        (.03)        (.03)        (.02)        (.01)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $1.00        $1.00        $1.00        $1.00        $1.00
--------------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)               $139         $142         $118         $120         $128
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(b)                              .69%         .70%         .73%         .74%         .73%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(c),(d)                          .69%         .63%         .73%         .74%         .73%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         1.36%        2.99%        2.70%        1.68%         .48%
--------------------------------------------------------------------------------------------------------------
Total return                                         1.38%        3.09%        2.79%(e)     1.71%         .50%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(c) Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 0.68% and 0.61% for the years ended Dec. 31, 2008 and 2007, respectively.
(d) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses.
(e) The Fund received a one time reimbursement by Ameriprise Financial for additional earnings from overnight cash balances determined to be owed for prior years. Had the Fund not received this reimbursement, the total return would have been lower by 0.05%.


--------------------------------------------------------------------------------
8P  RIVERSOURCE TAX-EXEMPT MONEY MARKET FUND -- 2009 PROSPECTUS

RIVERSOURCE COMPLEX OF FUNDS

THE RIVERSOURCE COMPLEX OF FUNDS INCLUDES "RIVERSOURCE" FUNDS, "RIVERSOURCE PARTNERS" FUNDS, AND "THREADNEEDLE" FUNDS (EACH INDIVIDUALLY A "FUND" OR A "RIVERSOURCE FUND" AND COLLECTIVELY THE "FUNDS" OR THE "RIVERSOURCE FUNDS"). THE RIVERSOURCE COMPLEX OF FUNDS ALSO INCLUDES "SELIGMAN" FUNDS. THE RIVERSOURCE FUNDS AND THE SELIGMAN FUNDS SHARE THE SAME BOARD OF DIRECTORS/TRUSTEES (THE "BOARD"), BUT INVESTORS MAY NOT CURRENTLY MAKE EXCHANGES BETWEEN THE SELIGMAN FUNDS AND THE RIVERSOURCE FUNDS. SELIGMAN FUNDS GENERALLY HAVE SEPARATE AND DISTINCT POLICIES AND PROCEDURES FROM THE RIVERSOURCE FUNDS. THE RIVERSOURCE FUNDS SHARE THE SAME POLICIES AND PROCEDURES INCLUDING THOSE SET FORTH IN THIS SERVICE SECTION OF THIS PROSPECTUS. FOR EXAMPLE, FOR PURPOSES OF CALCULATING THE INITIAL SALES CHARGE ON THE PURCHASE OF CLASS A SHARES OF A RIVERSOURCE FUND, AN INVESTOR OR FINANCIAL ADVISOR SHOULD CONSIDER THE COMBINED MARKET VALUE OF ALL RIVERSOURCE FUNDS (INCLUDING "THREADNEEDLE" OR "RIVERSOURCE PARTNERS" FUNDS), OWNED BY THE INVESTOR AS DEFINED UNDER "INITIAL SALES CHARGE -- RIGHTS OF ACCUMULATION (ROA)." AN INVESTOR OR FINANCIAL ADVISOR MAY NOT INCLUDE THE MARKET VALUE OF ANY SELIGMAN FUNDS OWNED BY THE INVESTOR IN THIS CALCULATION.

BUYING AND SELLING SHARES

The RiverSource funds are generally available directly and through broker-dealers, banks, and other financial intermediaries or institutions (financial institutions), including certain qualified and non-qualified plans, wrap fee products or other investment products sponsored by financial institutions. THESE FINANCIAL INSTITUTIONS MAY CHARGE YOU ADDITIONAL FEES FOR THE SERVICES THEY PROVIDE AND THEY MAY HAVE DIFFERENT POLICIES NOT DESCRIBED IN THIS PROSPECTUS. Some policy differences may include different minimum investment amounts, exchange privileges, fund choices and cutoff times for investments. Additionally, recordkeeping, transaction processing and payments of distributions relating to your account may be performed by the financial institutions through which your shares of the fund(s) are held. Since the fund (and its service providers) may not have a record of your account transactions, you should always contact the financial institution through which you purchased or at which you maintain your shares of the fund to make changes to your account or to give instructions concerning your account, or to obtain information about your account. The fund and its service providers, including the distributor and the transfer agent, are not responsible for the failure of one of these financial institutions to carry out its obligations to its customers.


--------------------------------------------------------------------------------
                                                                             S.1

S-6400-3

DESCRIPTION OF SHARE CLASSES

INVESTMENT OPTIONS -- CLASSES OF SHARES

The RiverSource funds offer different classes of shares. There are differences among the fees and expenses for each share class. See the "Fees and Expenses" table for more information. Not everyone is eligible to buy every share class. After determining which share classes you are eligible to buy, decide which share class best suits your needs. Your financial institution can help you with this decision. The following table shows the key features of each share class. (THE COVER OF THIS PROSPECTUS INDICATES WHICH SHARE CLASSES ARE CURRENTLY OFFERED FOR THIS FUND.)

 INVESTMENT OPTIONS SUMMARY(A)


                                                                  Contingent                                  Plan
                                            Initial               Deferred Sales        Distribution and      Administration
                    AVAILABILITY(b)         Sales Charge          Charge (CDSC)         Service Fee(d)        Fee
--------------------------------------------------------------------------------------------------------------------------------
Class A             Available to            No. Entire            No.                   Yes.                  No.
                    all investors.          purchase price is                           0.10%
                                            invested in shares
                                            of the fund.
--------------------------------------------------------------------------------------------------------------------------------

Class B(c)(e)       Available to            No. Entire            Maximum 5% CDSC       Yes.                  No.
                    all investors.          purchase price is     during the first      0.85%*
                                            invested in shares    year decreasing to
                                            of the fund.          0% after six
                                                                  years.
--------------------------------------------------------------------------------------------------------------------------------

Class C(c)          Available to            No. Entire            1% CDSC may apply     Yes.                  No.
                    all investors.          purchase price is     if you sell shares    0.75%
                                            invested in shares    within one year
                                            of the fund.          after purchase.
--------------------------------------------------------------------------------------------------------------------------------

Class I             Limited to              No.                   No.                   No.                   No.
                    qualifying
                    institutional
                    investors.
--------------------------------------------------------------------------------------------------------------------------------

Class R5            Limited to              No.                   No.                   No.                   No.
                    qualifying
                    institutional
                    investors.
--------------------------------------------------------------------------------------------------------------------------------

Class W             Limited to              No.                   No.                   Yes.                  No.
                    qualifying                                                          0.10%
                    discretionary
                    managed accounts.
--------------------------------------------------------------------------------------------------------------------------------

Class Y             Limited to              No.                   No.                   No.                   Yes.
                    qualifying                                                                                0.15%
                    institutional
                    investors.
--------------------------------------------------------------------------------------------------------------------------------






(a) RiverSource Tax-Exempt Money Market Fund offers only Class A shares.
(b) See "Buying and Selling Shares, Description of Share Classes" for more information on availability of share classes and eligible investors. See "Buying and Selling Shares, Opening an Account" for information on minimum investment and account balance requirements.
(c) RiverSource Cash Management Fund offers Class B and Class C shares only to facilitate exchanges with other RiverSource funds offering Class B and Class C shares, respectively.


--------------------------------------------------------------------------------
S.2

(d) Each fund has adopted a plan under Rule 12b-1 of the Investment Company Act of 1940, as amended, that allows it to pay distribution and shareholder servicing-related expenses for the sale of shares and the servicing of shareholders. This plan has been reviewed and approved by the Board. Because these fees are paid out of fund assets on an on-going basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of distribution (sales) or servicing charges.
(e) See "Buying and Selling Shares, Class B and Class C -- contingent deferred sales charge alternative" for more information on the timing of conversion of Class B shares to Class A shares. Timing of conversion will vary depending on the date of your original purchase of the Class B shares.

DISTRIBUTION AND SERVICE FEES

The distribution and shareholder servicing fees for Class A, Class B, Class C and Class W shares are subject to the requirements of Rule 12b-1 under the Investment Company Act of 1940, as amended, and are used to reimburse the distributor for certain expenses it incurs in connection with distributing a fund's shares and directly or indirectly providing services to fund shareholders. These expenses include payment of distribution and shareholder servicing fees to financial institutions that sell shares of the fund or provide services to fund shareholders. Financial institutions receive fees up to 0.10% of the average daily net assets of Class A, Class B* and Class W shares sold and held through them. The distributor begins to pay these fees immediately after purchase. Financial institutions also receive distribution fees up to 0.75% of the average daily net assets of Class C shares sold and held through them. For Class B shares, the fund's distributor retains the distribution fee of up to 0.75% in order to finance the payment of sales commissions to financial institutions that sell Class B shares, and to pay for other distribution related expenses. Financial institutions may compensate their financial advisors with the shareholder servicing and distribution fees paid to them by the distributor. IF YOU MAINTAIN SHARES OF THE FUND DIRECTLY WITH THE FUND, WITHOUT WORKING DIRECTLY WITH A FINANCIAL INSTITUTION OR FINANCIAL ADVISOR, DISTRIBUTION AND SERVICE FEES WILL BE RETAINED BY THE DISTRIBUTOR.

* For RiverSource Cash Management Fund, the distributor has currently agreed not to be reimbursed by the fund for distribution (12b-1) fees equal to 0.10% of the stated amount for Class B shares.

PLAN ADMINISTRATION FEE

Class Y shares pay an annual plan administration services fee for the provision of various administrative, recordkeeping, communication and educational services. The fee is equal on an annual basis to 0.15% of average daily net assets attributable to the class.

RIVERSOURCE CASH MANAGEMENT FUND

CLASS A, CLASS B AND CLASS C SHARES.

New investments must be made in Class A shares of the fund. The fund offers Class B and Class C shares only to facilitate exchanges between classes of these shares in other RiverSource funds.


--------------------------------------------------------------------------------
                                                                             S.3

CLASS I SHARES.

The following eligible investors may purchase Class I shares:

- Any fund distributed by RiverSource Distributors, Inc., if the fund seeks to achieve its investment objective by investing primarily in shares of the fund and other RiverSource funds.

Class I shares may be purchased, sold or exchanged only through the distributor or an authorized financial institution.

CLASS R5 AND CLASS Y SHARES.

The following eligible institutional investors may purchase Class R5 and Class Y shares:

- Qualified employee benefit plans.

- Trust companies or similar institutions, and charitable organizations that meet the definition in Section 501(c)(3) of the Internal Revenue Code.

- Non-qualified deferred compensation plans whose participants are included in a qualified employee benefit plan described above.

- State sponsored college savings plans established under Section 529 of the Internal Revenue Code.

- Health Savings Accounts (HSAs) created pursuant to public law 108-173.

Additionally, if approved by the distributor, the following eligible institutional investors may purchase Class R5 shares:

- Institutional or corporate accounts above a threshold established by the distributor (currently $1 million per fund or $10 million in all RiverSource funds).

- Bank Trust departments.

Class R5 and Class Y shares generally are not available to retail non-retirement accounts, traditional and Roth IRAs, Coverdell Educational Savings Accounts, SEPs, SAR-SEPs, SIMPLE IRAs and individual 403(b) plans.

Class R5 shares may be purchased, sold or exchanged only through the distributor or an authorized financial institution.

CLASS W SHARES.

The following eligible investors may purchase Class W shares:

- Investors purchasing through authorized investment programs managed by investment professionals, including discretionary managed account programs.

Class W shares may be purchased, sold or exchanged only through the distributor or an authorized financial institution.


--------------------------------------------------------------------------------
S.4

Shares originally purchased in a discretionary managed account may continue to be held in Class W outside of a discretionary managed account, but no additional Class W purchases may be made and no exchanges to Class W shares of another fund may be made outside of a discretionary managed account.

IN ADDITION, FOR CLASS I, CLASS R5, CLASS W AND CLASS Y SHARES, THE DISTRIBUTOR, IN ITS SOLE DISCRETION, MAY ACCEPT OR AUTHORIZE FINANCIAL INSTITUTIONS TO ACCEPT INVESTMENTS FROM OTHER PURCHASERS NOT LISTED ABOVE.

For more information, see the SAI.

CLASS B AND CLASS C -- CONTINGENT DEFERRED SALES CHARGE ALTERNATIVE

Although you may not purchase Class B and Class C shares of RiverSource Cash Management Fund directly, if you exchange into Class B or Class C shares of RiverSource Cash Management Fund from another RiverSource fund, you will be subject to the rules governing CDSC set forth in this section.

FOR CLASS B, the CDSC is based on the sale amount and the number of years between purchase and sale. The following table shows how CDSC percentages on sales decline:

IF THE SALE IS MADE DURING THE:           THE CDSC PERCENTAGE RATE IS:*
First year                                              5%
Second year                                             4%
Third year                                              4%
Fourth year                                             3%
Fifth year                                              2%
Sixth year                                              1%
Seventh or eighth year                                  0%


* Because of rounding in the calculation, the portion of the CDSC retained by the distributor may vary and the actual CDSC you pay may be more or less than the CDSC calculated using these percentages.

Although there is no front-end sales charge when you buy Class B shares, the distributor pays a sales commission of 4% to financial institutions that sell Class B shares. A portion of this commission may, in turn, be paid to your financial advisor. The distributor receives any CDSC imposed when you sell your Class B shares.

Purchases made prior to May 21, 2005 age on a calendar year basis. Purchases made beginning May 21, 2005 age on a daily basis. For example, a purchase made on Nov. 12, 2004 completed its first year on Dec. 31, 2004 under calendar year aging. However, a purchase made on Nov. 12, 2005 completed its first year on Nov. 11, 2006 under daily aging.


--------------------------------------------------------------------------------
                                                                             S.5

Class B shares purchased prior to May 21, 2005 will convert to Class A shares in the ninth calendar year of ownership. Class B shares purchased beginning May 21, 2005 will convert to Class A shares one month after the completion of the eighth year of ownership.

FOR CLASS C, a 1% CDSC may be charged if you sell your shares within one year after purchase. Although there is no front-end sales charge when you buy Class C shares, the distributor pays a total amount up to 1% (including sales commission and advance of service fees) to financial institutions that sell Class C shares. See "Buying and Selling Shares -- Distribution and Service Fees." A portion of this commission may, in turn, be paid to your financial advisor. The distributor receives any CDSC imposed when you sell your Class C shares.

RiverSource Cash Management Fund offers Class B and Class C shares only to facilitate exchanges with other RiverSource funds offering Class B and Class C shares, respectively. For example, if you own Class B or Class C shares of another RiverSource fund, but want to hold your money in a money market fund, you may exchange into Class B or Class C shares of RiverSource Cash Management Fund. RiverSource Tax-Exempt Money Market Fund does not offer Class B or Class C shares. RiverSource funds that offer Class B and Class C shares have limitations on the amount you may invest in those share classes. If you are considering purchasing Class B or Class C shares of another RiverSource fund, please see the prospectus for that fund for any effective purchase limitations.

For both Class B and Class C, if the amount you sell causes the value of your investment to fall below the cost of the shares you have purchased, the CDSC will be based on the lower of the cost of those shares purchased or market value. Because the CDSC is imposed only on sales that reduce your total purchase payments, you do not have to pay a CDSC on any amount that represents appreciation in the value of your shares, income earned by your shares, or capital gains. In addition, the CDSC on your sale, if any, will be based on your oldest purchase payment. The CDSC on the next amount sold will be based on the next oldest purchase payment.

EXAMPLE

Assume you had invested $10,000 in Class B shares and that your investment had appreciated in value to $12,000 after 3 1/2 years, including reinvested dividends and capital gain distributions. You could sell up to $2,000 worth of shares without paying a CDSC ($12,000 current value less $10,000 purchase amount). If you sold $2,500 worth of shares, the CDSC would apply to the $500 representing part of your original purchase price. The CDSC rate would be 3% because the sale was made during the fourth year after the purchase.


--------------------------------------------------------------------------------
S.6

CDSC -- WAIVERS OF THE CDSC FOR CLASS B SHARES. The CDSC will be waived on sales of shares:

- in the event of the shareholder's death;

- held in trust for an employee benefit plan; or

- held in IRAs or certain qualified plans, such as Keogh plans, tax-sheltered custodial accounts or corporate pension plans, provided that the shareholder is:

  - at least 59 1/2 years old AND

  - taking a retirement distribution (if the sale is part of a transfer to an IRA or qualified plan, or a custodian-to-custodian transfer, the CDSC will not be waived) OR

  - selling under an approved substantially equal periodic payment arrangement.

CDSC -- WAIVERS OF THE CDSC FOR CLASS C SHARES. The CDSC will be waived on sales of shares in the event of the shareholder's death.

CLASS A, CLASS I, CLASS R5, CLASS W AND CLASS Y -- NO SALES CHARGE. For each of Class A, Class I, Class R5, Class W and Class Y, there is no initial sales charge or CDSC.

OPENING AN ACCOUNT

Financial institutions are required by law to obtain certain personal information from each person who opens an account in order to verify the identity of the person. As a result, when you open an account you will be asked to provide your name, permanent street address, date of birth, and Social Security or Employer Identification number. You may also be asked for other identifying documents or information. If you do not provide this information, the financial institution through which you are investing in the fund may not be able to open an account for you. If the financial institution through which you are investing in the fund is unable to verify your identity, your account may be closed, or other steps may be taken, as deemed appropriate.

When you buy shares, your order will be priced at the next NAV calculated after your order is accepted by the fund or an authorized financial institution.

You may establish and maintain your account with an authorized financial institution or directly with the fund. The fund may appoint servicing agents to accept purchase orders and to accept exchange (and sale) orders on its behalf. Accounts maintained by the fund will be supported by the fund's transfer agent.


--------------------------------------------------------------------------------
                                                                             S.7

 METHODS OF PURCHASING SHARES

These methods of purchasing shares generally apply to Class A, Class B, and Class C shares.

ACCOUNT ESTABLISHED WITH YOUR FINANCIAL INSTITUTION

ALL REQUESTS  The financial institution through which you buy shares may have different policies not described in this prospectus, including different minimum investment amounts and minimum account balances.

--------------------------------------------------------------------------------
ACCOUNT ESTABLISHED WITH THE FUND

BY MAIL You or the financial institution through which you buy shares may establish an account directly with the fund. To establish an account in this fashion, complete a RiverSource funds account application with your financial advisor or investment professional, and mail the account application to the address below. Account applications may be obtained at riversource.com or may be requested by calling (888) 791-3380. Make your check payable to the fund. The fund does not accept cash, credit card convenience checks, money orders, traveler's checks, starter checks, third or fourth party checks, or other cash equivalents.

                   Mail your check and completed application to:

                   REGULAR MAIL RIVERSOURCE FUNDS
                                P.O. BOX 8041
                                BOSTON, MA 02266-8041

                   EXPRESS MAIL RIVERSOURCE FUNDS
                                C/O BFDS
                                30 DAN ROAD
                                CANTON, MA 02021-2809

                   If you already have an account, include your name, account number and the name of the fund and class of shares you wish to purchase along with your check. You can make scheduled investments in the fund by moving money from your checking account or savings account. See the Minimum Investment and Account Balance chart below for more information regarding scheduled investment plans.

--------------------------------------------------------------------------------

BY WIRE OR ACH     Fund shares purchased in an account established and
                   maintained with the fund may be paid for by federal funds
 -------------------------------------------------------------------------------



--------------------------------------------------------------------------------
S.8

BY WIRE OR
ACH (CONT.)
                   wire. Before sending a wire, call (888) 791-3380 to notify the fund's transfer agent of the wire and to receive further instructions.

                   If you are establishing an account with a wire purchase, you are required to send a signed account application to the address above. Please include the wire control number or your new account number on the application.

                   Your bank or financial institution may charge additional fees for wire transactions.

--------------------------------------------------------------------------------
BY EXCHANGE        Call (888) 791-3380 or send signed written instructions to the address above.

--------------------------------------------------------------------------------

MINIMUM INVESTMENT AND ACCOUNT BALANCE

                           FOR ALL CLASSES AND ACCOUNTS EXCEPT       TAX QUALIFIED
                           THOSE LISTED TO THE RIGHT (NONQUALIFIED)  ACCOUNTS              CLASS W

-------------------------------------------------------------------------------------------------------

INITIAL INVESTMENT         $2,000                                    $1,000                $500
-------------------------------------------------------------------------------------------------------

ADDITIONAL INVESTMENTS     $100                                      $100                  None
-------------------------------------------------------------------------------------------------------

ACCOUNT BALANCE*           $1,000                                    None                  $500


    *If your fund account balance falls below the minimum account balance for any reason, including a market decline, you may be asked to increase it to the minimum account balance or establish a scheduled investment plan. If you do not do so within 30 days, your shares may be automatically redeemed and the proceeds mailed to you.
 -------------------------------------------------------------------------------

MINIMUM INVESTMENT AND ACCOUNT BALANCE -- SCHEDULED INVESTMENT PLANS

                           FOR ALL CLASSES AND ACCOUNTS EXCEPT       TAX QUALIFIED
                           THOSE LISTED TO THE RIGHT (NONQUALIFIED)  ACCOUNTS              CLASS W

-------------------------------------------------------------------------------------------------------

INITIAL INVESTMENT         $2,000                                    $1,000                $500
-------------------------------------------------------------------------------------------------------

ADDITIONAL INVESTMENTS     $100                                      $50                   None
-------------------------------------------------------------------------------------------------------

ACCOUNT BALANCE**          $1,000                                    None                  $500


   **If your fund account balance is below the minimum initial investment described above, you must make payments at least monthly.
 -------------------------------------------------------------------------------

These minimums may be waived for accounts that are managed by an investment professional, for accounts held in approved discretionary or non-discretionary wrap programs, for accounts that are part of an employer-sponsored retirement plan, or for other account types if approved by the distributor.


--------------------------------------------------------------------------------
                                                                             S.9

The fund reserves the right to modify its minimum account requirements at any time, with or without prior notice.

Please contact your financial institution for information regarding wire or electronic funds transfer.

IMPORTANT: Payments sent by electronic fund transfers (ACH), a bank authorization or check that are not guaranteed may take up to 10 days to clear. If you request a sale within 10 days of purchase, this may cause your sale request to fail to process if the requested amount includes unguaranteed funds.

EXCHANGING OR SELLING SHARES

You may exchange or sell shares by having your financial institution process your transaction. If your account is maintained directly with your financial institution, you must contact that financial institution to exchange or sell shares of the fund. If your account was established with the fund, there are a variety of methods you may use to exchange or sell shares of the fund.

 WAYS TO REQUEST AN EXCHANGE OR SALE OF SHARES

ACCOUNT ESTABLISHED WITH YOUR FINANCIAL INSTITUTION

ALL REQUESTS       You can exchange or sell shares by having your financial
                   institution process your transaction. The financial institution through which you purchased shares may have different policies not described in this prospectus, including different transaction limits, exchange policies and sale procedures.

--------------------------------------------------------------------------------

ACCOUNT ESTABLISHED WITH THE FUND

BY MAIL            Mail your exchange or sale request to:

                   REGULAR MAIL RIVERSOURCE FUNDS
                                P.O. BOX 8041
                                BOSTON, MA 02266-8041

                   EXPRESS MAIL RIVERSOURCE FUNDS
                                C/O BFDS
                                30 DAN ROAD
                                CANTON, MA 02021-2809

                   Include in your letter:

                   - your name

                   - the name of the fund(s)

                   - your account number

                   - the class of shares to be exchanged or sold


 -------------------------------------------------------------------------------



--------------------------------------------------------------------------------
S.10

BY MAIL (CONT.)

                   - your Social Security number or Employer Identification
                     number

                   - the dollar amount or number of shares you want to exchange or sell

                   - specific instructions regarding delivery or exchange
                     destination

                   - signature(s) of registered account owner(s)

                   - any special documents the transfer agent may require in
                     order to process your order

                   Corporate, trust or partnership accounts may need to send additional documents.

                   Payment will be mailed to the address of record and made payable to the names listed on the account, unless your request specifies differently and is signed by all owners.

                   A Medallion Signature Guarantee is required if:

                   - Amount is over $50,000.

                   - You want your check made payable to someone other than
                     yourself.

                   - Your address has changed within the last 30 days.

                   - You want the check mailed to an address other than the
                     address of record.

                   - You want the proceeds sent to a bank account not on file.

                   - You are the beneficiary of the account and the account
                     owner is deceased (additional documents may be required).

                   A Medallion Signature Guarantee assures that a signature is genuine and not a forgery. The financial institution providing the Guarantee is financially liable for the transaction if the signature is a forgery. Eligible guarantors include commercial banks, trust companies, savings associations, and credit unions as defined by the Federal Deposit Insurance Act. Note: A guarantee from a notary public is not acceptable.

                   NOTE: Any express mail delivery charges you pay will vary depending on domestic or international delivery instructions.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                                            S.11

BY TELEPHONE       Call (888) 791-3380. Unless you elect not to have telephone exchange and sale privileges, they will automatically be available to you. Reasonable procedures will be used to confirm authenticity of telephone exchange or sale requests.
                   Telephone privileges may be modified or discontinued at any time. Telephone exchange and sale privileges automatically apply to all accounts except custodial, corporate or qualified retirement accounts. You may request that these privileges NOT apply by writing to the address above.

                   Payment will be mailed to the address of record and made payable to the names listed on the account.

                   Telephone sale requests are limited to $100,000 per day.

--------------------------------------------------------------------------------

BY WIRE OR ACH     You can wire money from your fund account to your bank
                   account. Make sure we have your bank account information on file. If we do not have this information, you will need to send written instructions with your bank's name and a voided check or savings account deposit slip.

                   Call (888) 791-3380 or send a letter of instruction, with a Medallion Signature Guarantee if required, to the address above.

                   A service fee may be charged against your account for each wire sent.

                   Minimum amount: $100

                   Your bank or financial institution may charge additional fees for wire transactions.

--------------------------------------------------------------------------------

BY SCHEDULED       You may elect to receive regular periodic payments through an
PAYOUT PLAN        automatic sale of shares. See the SAI for more information.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
S.12

EXCHANGES

Generally, you may exchange your fund shares for shares of the same class of any other publicly offered RiverSource fund without a sales charge. For complete information on the fund you are exchanging into, including fees and expenses, read that fund's prospectus carefully. Your exchange will be priced at the next NAV calculated after your transaction request is received in good order. You may be subject to a sales charge if you exchange from a money market fund into an equity or fixed income fund.

SHORT-TERM TRADING AND OTHER SO-CALLED MARKET TIMING PRACTICES ARE FREQUENT TRADING PRACTICES BY CERTAIN SHAREHOLDERS INTENDED TO PROFIT AT THE EXPENSE OF OTHER SHAREHOLDERS BY SELLING SHARES OF A FUND SHORTLY AFTER PURCHASE. MARKET TIMING MAY ADVERSELY IMPACT A FUND'S PERFORMANCE BY PREVENTING THE INVESTMENT MANAGER FROM FULLY INVESTING THE ASSETS OF THE FUND, DILUTING THE VALUE OF SHARES HELD BY LONG-TERM SHAREHOLDERS, OR INCREASING THE FUND'S TRANSACTION COSTS.

FUNDS THAT INVEST IN SECURITIES THAT TRADE INFREQUENTLY MAY BE VULNERABLE TO MARKET TIMERS WHO SEEK TO TAKE ADVANTAGE OF INEFFICIENCIES IN THE SECURITIES MARKETS. FUNDS THAT INVEST IN SECURITIES THAT TRADE ON OVERSEAS SECURITIES MARKETS MAY BE VULNERABLE TO MARKET TIMERS WHO SEEK TO TAKE ADVANTAGE OF CHANGES IN THE VALUES OF SECURITIES BETWEEN THE CLOSE OF OVERSEAS MARKETS AND THE CLOSE OF U.S. MARKETS, WHICH IS GENERALLY THE TIME AT WHICH A FUND'S NAV IS CALCULATED. SEE "PRINCIPAL INVESTMENT STRATEGIES" FOR A DISCUSSION OF THE TYPES OF SECURITIES IN WHICH YOUR FUND INVESTS.

SEE "VALUING FUND SHARES" FOR A DISCUSSION OF THE RIVERSOURCE FUNDS' POLICY ON FAIR VALUE PRICING, WHICH IS INTENDED, IN PART, TO REDUCE THE FREQUENCY AND EFFECT OF MARKET TIMING.

THE RIVERSOURCE FUNDS' BOARD HAS ADOPTED A POLICY THAT IS DESIGNED TO DETECT AND DETER MARKET TIMING THAT MAY BE HARMFUL TO THE FUNDS. EACH FUND SEEKS TO ENFORCE THIS POLICY THROUGH ITS SERVICE PROVIDERS AS FOLLOWS:

- The fund tries to distinguish market timing from trading that it believes is not harmful, such as periodic rebalancing for purposes of asset allocation or dollar cost averaging or other purchase and exchange transactions not believed to be inconsistent with the best interest of fund shareholders or the Board's policy. The fund uses a variety of techniques to monitor for and detect abusive trading practices. These techniques may vary depending on the type of fund, the class of shares and where the shares are maintained. Under the fund's procedures, there is no set number of transactions in the fund that constitutes market timing. Even one purchase and subsequent sale by related accounts may be market timing. Generally, the fund seeks to restrict the exchange privilege of an investor who makes more than three exchanges into or out of the fund in any 90-day period. Accounts held by a retirement plan or a financial institution

--------------------------------------------------------------------------------
                                                                            S.13
  for the benefit of its participants or clients, which typically engage in daily transactions, are not subject to this limit, although the fund may seek the assistance of financial institutions in applying similar restrictions on their participants or clients. The fund's ability to monitor and discourage abusive trading practices in omnibus accounts is more limited.

- The fund may rely on the monitoring policy of a financial institution, for example, a retirement plan administrator or similar financial institution, authorized to distribute the fund, if it determines the policy and procedures of such financial institutions are sufficient to protect the fund and its shareholders.

- If an investor's trading activity is determined to be market timing or otherwise harmful to existing shareholders, the fund reserves the right to modify or discontinue the investor's exchange privilege or reject the investor's purchases or exchanges, including purchases or exchanges accepted by a financial institution. The fund may treat accounts it believes to be under common control as a single account for these purposes, although it may not be able to identify all such accounts.

- Although the fund does not knowingly permit market timing, it cannot guarantee that it will be able to identify and restrict all short-term trading activity. The fund receives purchase and sale orders through financial institutions where market timing activity may not always be successfully detected.

Other exchange policies:

- Exchanges must be made into the same class of shares of the new fund.

- Exchanges into RiverSource Tax-Exempt Money Market Fund may be made only from Class A shares.

- If your exchange creates a new account, it must satisfy the minimum investment amount for new purchases.

- Once the fund receives your exchange request, you cannot cancel it.

- Shares of the new fund may not be used on the same day for another exchange or redemption.

- New investments in RiverSource Tax-Exempt Money Market Fund or RiverSource Cash Management Fund Class A shares may be exchanged for either Class A, Class B or Class C shares of any other publicly offered RiverSource fund.

- If you exchange shares from RiverSource Cash Management Fund to another RiverSource fund, any further exchanges must be between shares of the same class. For example, you may not exchange from Class B shares of another RiverSource fund into Class A shares of RiverSource Cash Management Fund. Exchange rules for RiverSource Cash Management Fund are illustrated in the following tables.


--------------------------------------------------------------------------------
S.14

- Shares of Class W originally purchased, but no longer held in a discretionary managed account, may not be exchanged for Class W shares of another fund. You may continue to hold these shares in the fund. Changing your investment to a different fund will be treated as a sale and purchase, and you will be subject to applicable taxes on the sale and sales charges on the purchase of the new fund.

                                                       TO
FROM                                        OTHER RIVERSOURCE FUNDS
RIVERSOURCE CASH MANAGEMENT FUND           CLASS A  CLASS B  CLASS C
Class A                                      Yes      Yes      Yes
Class B                                       No      Yes       No
Class C                                       No       No      Yes



                                                       TO
                                                RIVERSOURCE CASH
FROM                                            MANAGEMENT FUND
OTHER RIVERSOURCE FUNDS                    CLASS A  CLASS B  CLASS C
Class A                                      Yes       No       No
Class B                                       No      Yes       No
Class C                                       No       No      Yes


If your initial investment was in a money market fund and you exchange into an equity or fixed income fund, you will pay an initial sales charge if you exchange into Class A and be subject to a CDSC if you exchange into Class B or Class C. If your initial investment was in Class A shares of an equity or fixed income fund and you exchange shares into a money market fund, you may exchange that amount to another fund, including dividends earned on that amount, without paying a sales charge.

SELLING SHARES

You may sell your shares at any time. The payment will be sent within seven days after your request is received in good order.

When you sell shares, the amount you receive may be more or less than the amount you invested. Your sale price will be the next NAV calculated after your request is received in good order, minus any applicable CDSC.

REPURCHASES. You can change your mind after requesting a sale of shares and use all or part of the sale proceeds to purchase new shares of RiverSource funds. If your original purchase was in Class A or Class B, you may use all or part of the sale proceeds to purchase new Class A shares in any RiverSource fund account linked together for ROA purposes. Your repurchase will be in Class A shares at NAV, up to the amount of the sale proceeds. Repurchases of Class B shares will also be in Class A shares at NAV. Any CDSC paid upon redemption

--------------------------------------------------------------------------------
                                                                            S.15
of your Class B shares will not be reimbursed. If your original purchase was in Class C, you will be allowed to reinvest in the same Class C account and fund you originally purchased. In a Class C repurchase, the CDSC you paid will be reinvested and the shares will be deemed to have the original cost and purchase date for purposes of applying the CDSC (if any) to subsequent redemptions. Systematic withdrawals and purchases will be excluded from this policy.

In order for you to take advantage of this repurchase waiver, you must notify your financial institution within 90 days of the date your sale request was processed. Contact your financial institution for information on required documentation. The repurchase privilege may be modified or discontinued at any time and use of this option may have tax consequences.

The fund reserves the right to redeem in kind.

For more details and a description of other sales policies, please see the SAI.

VALUING FUND SHARES

The public offering price is the NAV. Orders in good form are priced at the NAV next determined after you place your order. Good form or good order means that your instructions have been received in the form required by the fund. This may include, for example, providing the fund name and account number, the amount of the transaction and all required signatures. For more information, contact your financial institution.

The NAV is the value of a single share of the fund. The NAV is determined by dividing the value of the fund's assets, minus any liabilities, by the number of shares outstanding. The NAV is calculated as of the close of business on the New York Stock Exchange (NYSE), normally 4:00 p.m. Eastern time, on each day that the NYSE is open.

The fund's investments are valued at amortized cost, which approximates market value, as explained in the SAI. Although the Fund cannot guarantee it will always be able to maintain a constant net asset value of $1 per share, it will use its best efforts to do so.

DISTRIBUTIONS AND TAXES

As a shareholder you are entitled to your share of your fund's net income and net gains. Each fund distributes dividends and capital gains to qualify as a regulated investment company and to avoid paying corporate income and excise taxes.

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS

Your fund's net investment income is distributed to you as dividends. Dividends may be composed of qualified dividend income, which is eligible for preferential tax rates under current tax law, as well as other ordinary dividend income, which

--------------------------------------------------------------------------------
S.16
may include dividends which are non-qualified dividends, interest income and short-term capital gains. Because of the types of income earned by the funds, it is unlikely the funds will distribute qualified dividend income. Generally, capital gains are realized when a security is sold for a higher price than was paid for it. Generally, capital losses are realized when a security is sold for a lower price than was paid for it. Typically, each realized capital gain or loss is long-term or short-term depending on the length of time the fund held the security. Realized capital gains and losses offset each other. The fund offsets any net realized capital gains by any available capital loss carryovers. Net short-term capital gains, if any, are included in net investment income and are taxable as ordinary income when distributed to the shareholder. Net realized long-term capital gains, if any, are distributed by the end of the calendar year as capital gain distributions. If the fund's distributions exceed its current and accumulated earnings and profits, that portion of the fund's distributions will be treated as a return of capital to the shareholders to the extent of their basis in their shares. A return of capital will generally not be taxable; however, any amounts received in excess of basis are treated as capital gain. Forms 1099 sent to shareholders report any return of capital.

Certain derivative instruments subject the fund to special tax rules, the effect of which may be to accelerate income to the fund, defer fund losses, cause adjustments in the holding periods of fund securities, convert capital gains into ordinary income and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders.

REINVESTMENTS

Dividends and capital gain distributions are automatically reinvested in additional shares in the same class of the fund unless you request distributions in cash. The financial institution through which you purchased shares may have different policies.

Distributions are reinvested at the next calculated NAV after the distribution is paid. If you choose cash distributions, you will receive cash only for distributions declared after your request has been processed.

TAXES

If you buy shares shortly before the record date of a distribution, you may pay taxes on money earned by the fund before you were a shareholder. You will pay the full pre-distribution price for the shares, then receive a portion of your investment back as a distribution, which may be taxable.


--------------------------------------------------------------------------------
                                                                            S.17

For tax purposes, an exchange is considered a sale and purchase, and may result in a gain or loss. A sale is a taxable transaction. Generally, if you sell shares for less than their cost, the difference is a capital loss or if you sell shares for more than their cost, the difference is a capital gain. Your gain may be short term (for shares held for one year or less) or long term (for shares held for more than one year).

FOR TAXABLE FUNDS. Distributions are subject to federal income tax and may be subject to state and local taxes in the year they are declared. You must report distributions on your tax returns, even if they are reinvested in additional shares.

Shares held in an IRA or qualified retirement account are generally subject to different tax rules. Taking a distribution from your IRA or qualified retirement plan may subject you to federal taxes, withholding, penalties and reporting requirements. Please consult your tax advisor.

FOR TAX-EXEMPT FUNDS. Dividends distributed from interest earned on tax-exempt securities (exempt-interest dividends) are exempt from federal income taxes but may be subject to state and local taxes and potentially the alternative minimum tax. Dividends distributed from net capital gains, if any, and other income earned are not exempt from federal income taxes. Any taxable distributions are taxable in the year you take them in cash or reinvest them.

Interest on certain private activity bonds is a preference item for purposes of the individual and corporate alternative minimum tax. To the extent the fund earns such income, it will flow through to its shareholders and may affect those shareholders who are subject to the alternative minimum tax.

Because interest on municipal bonds and notes is tax-exempt for federal income tax purposes, any interest on money you borrow that is used directly or indirectly to purchase fund shares is not deductible on your federal income tax return. You should consult a tax advisor regarding its deductibility for state and local income tax purposes.

IMPORTANT: This information is a brief and selective summary of some of the tax rules that apply to an investment in a fund. Because tax matters are highly individual and complex, you should consult a qualified tax advisor.

GENERAL INFORMATION

AVAILABILITY AND TRANSFERABILITY OF FUND SHARES

Please consult with your financial institution to determine the availability of the RiverSource funds. RiverSource funds may only be purchased or sold directly or through financial institutions authorized by the distributor to offer the RiverSource funds. NOT ALL FINANCIAL INSTITUTIONS ARE AUTHORIZED TO SELL THE FUNDS. If you set up an account at a financial institution that does not have, and is unable to obtain, a selling agreement with the distributor of the RiverSource

--------------------------------------------------------------------------------
S.18
funds, you will not be able to transfer RiverSource fund holdings to that account. In that event, you must either maintain your RiverSource fund holdings with your current financial institution, find another financial institution with a selling agreement, or sell your shares, paying any applicable CDSC. Please be aware that transactions in taxable accounts are taxable events and may result in income tax liability.

ADDITIONAL SERVICES AND COMPENSATION

In addition to acting as the fund's investment manager, RiverSource Investments and its affiliates also receive compensation for providing other services to the funds.

Administration Services. Ameriprise Financial, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, provides or compensates others to provide administrative services to the RiverSource funds. These services include administrative, accounting, treasury, and other services. Fees paid by a fund for these services are included under "Other expenses" in the expense table under "Fees and Expenses."

Custody Services. JPMorgan Chase Bank, N.A., 1 Chase Manhattan Plaza, 19th Floor, New York, NY 10005, provides custody services to the RiverSource funds. In addition to paying the custodian for these services, the RiverSource funds pay for certain transaction fees and out-of-pocket expenses incurred while providing custody services to the funds. Fees paid by a fund for these services are included under "Other expenses" in the expense table under "Fees and Expenses."

Distribution and Shareholder Services. RiverSource Distributors, Inc., 50611 Ameriprise Financial Center, Minneapolis, Minnesota 55474, and RiverSource Fund Distributors, Inc., 50606 Ameriprise Financial Center, Minneapolis, Minnesota 55474, (collectively, the distributor), provide underwriting and distribution services to the RiverSource funds. Under the Distribution Agreement and related distribution and shareholder servicing plans, the distributor receives distribution and shareholder servicing fees. The distributor may retain a portion of these fees to support its distribution and shareholder servicing activity. The distributor reallows the remainder of these fees (or the full fee) to the financial institutions that sell fund shares and provide services to shareholders. Fees paid by a fund for these services are set forth under "Distribution and/or service (12b-1) fees" in the expense table under "Fees and Expenses." More information on how these fees are used is set forth under "Investment Options -- Classes of Shares" and in the SAI. The distributor also administers any sales charges paid by an investor at the time of purchase or at the time of sale. See "Shareholder Fees (fees paid directly from your investment)" under "Fees and Expenses" for the scheduled sales charge of each share class. See "Buying and Selling Shares, Sales Charges" for variations in the

--------------------------------------------------------------------------------
                                                                            S.19
scheduled sales charges, and for how these sales charges are used by the distributor. See "Other Investment Strategies and Risks" for the RiverSource funds' policy regarding directed brokerage.

Transfer Agency Services. RiverSource Service Corporation, 734 Ameriprise Financial Center, Minneapolis, Minnesota 55474 (the transfer agent or RiverSource Service Corporation), provides or compensates others to provide transfer agency services to the RiverSource funds. The RiverSource funds pay the transfer agent a fee that varies by class, as set forth in the SAI, and reimburses the transfer agent for its out-of-pocket expenses incurred while providing these transfer agency services to the funds. Fees paid by a fund for these services are included under "Other expenses" in the expense table under "Fees and Expenses." RiverSource Service Corporation pays a portion of these fees to financial institutions that provide sub-recordkeeping and other services to fund shareholders. The SAI provides additional information about the services provided and the fee schedules for the transfer agent agreements.

Plan Administration Services. Under a Plan Administration Services Agreement the fund pays for plan administration services, including services such as implementation and conversion services, account set-up and maintenance, reconciliation and account recordkeeping, education services and administration to various plan types, including 529 plans, retirement plans and Health Savings Accounts (HSAs). Fees paid by a fund for these services are included under "Other expenses" in the expense table under "Fees and Expenses."

PAYMENTS TO FINANCIAL INSTITUTIONS

The distributor and its affiliates make or support additional cash payments out of their own resources (including profits earned from providing services to the fund) to financial institutions, including inter-company allocation of resources or payments to affiliated broker-dealers, in connection with agreements between the distributor and financial institutions pursuant to which these financial institutions sell fund shares and provide services to their clients who are shareholders of the fund. These payments and intercompany allocations (collectively, "payments") do not change the price paid by investors in the fund or fund shareholders for the purchase or ownership of fund shares of the fund, and these payments are not reflected in the fees and expenses of the fund, as they are not paid by the fund.

In exchange for these payments, a financial institution may elevate the prominence or profile of the fund within the financial institution's organization, and may provide the distributor and its affiliates with preferred access to the financial institution's registered representatives or preferred access to the financial institution's customers. These arrangements are sometimes referred to as marketing and/or sales support payments, program and/or shareholder servicing payments, or revenue sharing payments. These arrangements create potential conflicts of interest between a financial institution's pecuniary interest and its

--------------------------------------------------------------------------------
S.20
duties to its customers, for example, if the financial institution receives higher payments from the sale of a certain fund than it receives from the sale of other funds, the financial institution or its representatives may be incented to recommend or sell shares of the fund where it receives or anticipates receiving the higher payment instead of other investment options that may be more appropriate for the customer. Employees of Ameriprise Financial and its affiliates, including employees of affiliated broker-dealers, may be separately incented to recommend or sell shares of the fund, as employee compensation and business unit operating goals at all levels are tied to the company's success. Certain employees, directly or indirectly, may receive higher compensation and other benefits as investment in the fund increases. In addition, management, sales leaders and other employees may spend more of their time and resources promoting Ameriprise Financial and its subsidiary companies, including RiverSource Investments and the distributor, and the products they offer, including the fund.

These payments are typically negotiated based on various factors including, but not limited to, the scope and quality of the services provided by the financial institution, its reputation in the industry, its ability to attract and retain assets, its access to target markets, its customer relationships, the profile the fund may obtain within the financial institution, and the access the distributor or other representatives of the fund may have within the financial institution for advertisement, training or education, including opportunities to present at or sponsor conferences for the registered representatives of the financial institution and its customers.

These payments are usually calculated based on a percentage of fund assets owned through the financial institution and/or as a percentage of fund sales attributable to the financial institution. Certain financial institutions require flat fees instead of, or in addition to, these asset-based fees as compensation for including or maintaining a fund on their platforms, and, in certain situations, may require the reimbursement of ticket or operational charges -- fees that a financial institution charges its registered representatives for effecting transactions in the fund. The amount of payment varies by financial institution (e.g., initial platform set-up fees, ongoing maintenance or service fees, or asset or sales based fees). The amount of payments also varies by the type of sale. For instance, purchases of one fund may warrant a greater or lesser amount of payments than purchases of another fund. Additionally, sale and maintenance of shares on a stand alone basis may result in a greater or lesser amount of payments than the sale and maintenance of shares made through a plan, wrap or other fee-based program. Payments to affiliates may include payments as compensation to employees of RiverSource Investments who are licensed by the distributor in respect of certain sales and solicitation activity on behalf of the fund. These payments may be and

--------------------------------------------------------------------------------
                                                                            S.21
often are significant. Additional information concerning the amount and calculation of these payments is available in the fund's SAI.

Payments to affiliated broker-dealers are within the range of the payments the distributor pays to similarly-situated third party financial institutions and the payments such affiliated broker-dealers receive from third party fund sponsors related to the sale of their sponsored funds. However, because of the large amount of RiverSource fund assets (in aggregate) currently held in customer accounts of the affiliated broker-dealers, the distributor and its affiliates, in the aggregate, pay significantly more in absolute dollars than other third-party fund sponsors pay to the affiliated broker-dealers for the sale and servicing of their sponsored funds. This level of payment creates potential conflicts of interest which the affiliated broker-dealers seek to mitigate by disclosure and implementation of internal controls, as well as the rules and regulations of applicable regulators.

From time to time, to the extent permitted by SEC and FINRA rules and by other applicable laws and regulations, the distributor and its affiliates may make other reimbursements or payments to financial institutions or their registered representatives, including non-cash compensation, in the form of gifts of nominal value, occasional meals, tickets, or other entertainment, support for due diligence trips, training and educational meetings or conference sponsorships, support for recognition programs, and other forms of non-cash compensation permissible under regulations to which these financial institutions and their representatives are subject. To the extent these are made as payments instead of reimbursement, they may provide profit to the financial institution to the extent the cost of such services was less than the actual expense of the service.

The financial institution through which you are purchasing or own shares of the fund has been authorized directly or indirectly by the distributor to sell the fund and/or to provide services to you as a shareholder of the fund. Investors and current shareholders may wish to take such payment arrangements into account when considering and evaluating any recommendations they receive relating to fund shares. If you have questions regarding the specific details regarding the payments your financial institution may receive from the distributor or its affiliates related to your purchase or ownership of the fund, please contact your financial institution. The SAI contains additional detail regarding payments made by the distributor to financial institutions.

The payments described in this section are in addition to fees paid by the fund to the distributor under 12b-1 plans, which fees may be used to compensate financial institutions for the distribution of fund shares and the servicing of fund shareholders, or paid by the fund to the transfer agent under the transfer agent agreement or plan administration agreement, which fees may be used to support networking or servicing fees to compensate financial institutions for supporting shareholder account maintenance, sub-accounting, plan recordkeeping or other

--------------------------------------------------------------------------------
S.22
services provided directly by the financial institution to shareholders or plans and plan participants, including retirement plans, 529 plans, Health Savings Account plans, or other plans, where participants beneficially own shares of the fund.

Financial institutions may separately charge you additional fees. See "Buying and Selling Shares."

ADDITIONAL MANAGEMENT INFORMATION

MANAGER OF MANAGERS EXEMPTION. The RiverSource funds have received an order from the Securities and Exchange Commission that permits RiverSource Investments, subject to the approval of the Board, to appoint a subadviser or change the terms of a subadvisory agreement for a fund without first obtaining shareholder approval. The order permits the fund to add or change unaffiliated subadvisers or change the fees paid to subadvisers from time to time without the expense and delays associated with obtaining shareholder approval of the change.

Before the funds may rely on the order, holders of a majority of the fund's outstanding voting securities will need to approve operating the fund in this manner. There is no assurance shareholder approval will be received, and no changes will be made without shareholder approval until that time. For more information, see the SAI.

RiverSource Investments or its affiliates may have other relationships, including significant financial relationships, with current or potential subadvisers or their affiliates, which may create a conflict of interest. In making recommendations to the Board to appoint or to change a subadviser, or to change the terms of a subadvisory agreement, RiverSource Investments does not consider any other relationship it or its affiliates may have with a subadviser, and RiverSource Investments discloses the nature of any material relationships it has with a subadviser to the Board.

AFFILIATED PRODUCTS. RiverSource Investments also serves as investment manager to RiverSource funds which are structured to provide asset-allocation services to shareholders of those funds by investing in shares of other RiverSource funds (Funds of Funds) and to discretionary managed accounts that invest exclusively in RiverSource funds (collectively referred to as "affiliated products"). These affiliated products, individually or collectively, may own a significant percentage of the fund's outstanding shares. The fund may experience relatively large purchases or redemptions from the affiliated products. Although RiverSource Investments may seek to minimize the impact of these transactions, for example, by structuring them over a reasonable period of time or through other measures, the fund may experience increased expenses as it buys and sells securities to manage transactions for the affiliated products. In addition, because the affiliated products may own a substantial portion of the fund, a redemption by one or more affiliated products could cause the fund's expense ratio to increase as the fund's fixed costs would be spread over a smaller asset base. RiverSource Investments

--------------------------------------------------------------------------------
                                                                            S.23
monitors expense levels and is committed to offering funds that are competitively priced. RiverSource Investments reports to the Board on the steps it has taken to manage any potential conflicts. See the SAI for information on the percent of the fund owned by affiliated products.

CASH RESERVES. A fund may invest its daily cash balance in a money market fund selected by RiverSource Investments, including but not limited to RiverSource Short-Term Cash Fund (Short-Term Cash Fund), a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. While Short-Term Cash Fund does not pay an advisory fee to RiverSource Investments, it does incur other expenses, and is expected to operate at a very low expense ratio. A fund will invest in Short-Term Cash Fund or any other money market fund selected by RiverSource Investments only to the extent it is consistent with the fund's investment objectives and policies. Short-Term Cash Fund is not insured or guaranteed by the FDIC or any other government agency.

FUND HOLDINGS DISCLOSURE. The Board has adopted policies and procedures that govern the timing and circumstances of disclosure to shareholders and third parties of information regarding the securities owned by a fund. A description of these policies and procedures is included in the SAI.

LEGAL PROCEEDINGS. Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the fund is not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the fund or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the fund. Information regarding certain pending and settled legal proceedings may be found in the fund's shareholder reports and in the SAI. Additionally, Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.


--------------------------------------------------------------------------------
S.24

APPENDIX

2009 FEDERAL TAX-EXEMPT/TAXABLE EQUIVALENT YIELD CALCULATION

The following tables determine federal taxable yield equivalents for given rates of tax-exempt income.(1)

STEP 1: CALCULATING YOUR MARGINAL TAX RATE

Using your Taxable Income and Adjusted Gross Income as guides, you can locate your marginal tax rate in the table below. The same process is used for the Qualifying Dividend Rates and the Ordinary Income Rates.

First, locate your Taxable Income in a filing status and income range in the left-hand column. Then, locate your Adjusted Gross Income at the top of the chart. At the point where your Taxable Income line meets your Adjusted Gross Income column, the percentage shown is an approximation of your Marginal Tax Rate.

EXAMPLE: Assume you are comparing Ordinary Income Rates to Tax-Exempt Rates, you are married filing jointly, your taxable income is $138,000 and your adjusted gross income is $175,000. Under Ordinary Income Rates, Taxable Income Married Filing Jointly, $138,000 is in the $137,050 - $208,850 row. Under Adjusted Gross Income, $175,000 is in the $166,800 to $250,200 column. The Taxable Income line and Adjusted Gross Income column meet at 28.28%. This is the rate you will use in Step 2.

 QUALIFYING DIVIDEND RATES

TAXABLE INCOME                           ADJUSTED GROSS INCOME
------------------------------------------------------------------------------
                             $0         $166,800      $250,200
                             to            to            to           Over
MARRIED FILING JOINTLY    $166,800     $250,200(2)   $372,700(3)   $372,700(2)
------------------------------------------------------------------------------
$0 - $67,900              0.00%(4)
Over 67,900                15.00%        15.15%        15.44%        15.15%
------------------------------------------------------------------------------
TAXABLE INCOME                           ADJUSTED GROSS INCOME
------------------------------------------------------------------------------
                             $0                       $166,800
                             to                          to           Over
SINGLE                    $166,800                   $289,300(3)   $289,300(2)
------------------------------------------------------------------------------
$0 - $33,950              0.00%(4)
Over 33,950                15.00%                      15.30%        15.15%
------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                RIVERSOURCE TAX-EXEMPT MONEY MARKET FUND -- 2009 PROSPECTUS  A.1

 ORDINARY INCOME RATES

TAXABLE INCOME                           ADJUSTED GROSS INCOME
------------------------------------------------------------------------------
                             $0         $166,800      $250,200
                             to            to            to           Over
MARRIED FILING JOINTLY    $166,800     $250,200(2)   $372,700(3)   $372,700(2)
------------------------------------------------------------------------------
$      0 - $ 16,700        10.00%
  16,700 -   67,900        15.00%
  67,900 -  137,050        25.00%        25.25%
 137,050 -  208,850        28.00%        28.28%        28.83%
 208,850 -  372,950        33.00%        33.33%        33.97%        33.33%
 Over 372,950              35.00%                                    35.35%
------------------------------------------------------------------------------
TAXABLE INCOME                           ADJUSTED GROSS INCOME
------------------------------------------------------------------------------
                             $0                       $166,800
                             to                          to           Over
SINGLE                    $166,800                   $289,300(3)   $289,300(2)
------------------------------------------------------------------------------
$      0 - $  8,350        10.00%
   8,350 -   33,950        15.00%
  33,950 -   82,250        25.00%
  82,250 -  171,550        28.00%                      28.55%
 171,550 -  372,950        33.00%                      33.65%        33.33%
 Over 372,950              35.00%                                    35.35%
------------------------------------------------------------------------------


(1) Certain exempt interest may be subject to the Federal Alternative Minimum Tax (AMT).
(2) Assumes a phase-out of itemized deduction. The impact of this phaseout is reduced over the next few years.
(3) Assumes a phase-out of itemized deductions and personal exemptions. The impact of these phaseouts are reduced over the next few years.
(4) While the 0% rate on net realized long-term capital gains can benefit some taxpayers, those gains would increase adjusted gross income which affects other tax items.
() Furthermore, realized gains may push taxpayers into a higher income tax bracket, subjecting those gains to tax at a 15% rate.


--------------------------------------------------------------------------------
A.2  RIVERSOURCE TAX-EXEMPT MONEY MARKET FUND -- 2009 PROSPECTUS

STEP 2: DETERMINING YOUR FEDERAL TAXABLE YIELD EQUIVALENT

Using 28.28%, you may determine that a tax-exempt yield of 3% is equivalent to earning a taxable 4.18% yield.

                                       FOR THESE TAX-EXEMPT RATES:
--------------------------------------------------------------------------------------------------------
          1.0%     1.5%     2.0%     2.5%     3.0%     3.5%     4.0%     4.5%     5.0%     5.5%     6.0%
--------------------------------------------------------------------------------------------------------
MARGIN-
AL
TAX
RATES                                   THE TAX-EQUIVALENT YIELDS ARE (%):
--------------------------------------------------------------------------------------------------------
 0.00%    1.00     1.50     2.00     2.50     3.00     3.50     4.00     4.50     5.00     5.50     6.00
10.00%    1.11     1.67     2.22     2.78     3.33     3.89     4.44     5.00     5.56     6.11     6.67
15.00%    1.18     1.76     2.35     2.94     3.53     4.12     4.71     5.29     5.88     6.47     7.06
15.15%    1.18     1.77     2.36     2.95     3.54     4.12     4.71     5.30     5.89     6.48     7.07
15.30%    1.18     1.77     2.36     2.95     3.54     4.13     4.72     5.31     5.90     6.49     7.08
15.44%    1.18     1.77     2.37     2.96     3.55     4.14     4.73     5.32     5.91     6.50     7.10
25.00%    1.33     2.00     2.67     3.33     4.00     4.67     5.33     6.00     6.67     7.33     8.00
25.25%    1.34     2.01     2.68     3.34     4.01     4.68     5.35     6.02     6.69     7.36     8.03
28.00%    1.39     2.08     2.78     3.47     4.17     4.86     5.56     6.25     6.94     7.64     8.33
28.28%    1.39     2.09     2.79     3.49     4.18     4.88     5.58     6.27     6.97     7.67     8.37
28.55%    1.40     2.10     2.80     3.50     4.20     4.90     5.60     6.30     7.00     7.70     8.40
28.83%    1.41     2.11     2.81     3.51     4.22     4.92     5.62     6.32     7.03     7.73     8.43
33.00%    1.49     2.24     2.99     3.73     4.48     5.22     5.97     6.72     7.46     8.21     8.96
33.33%    1.50     2.25     3.00     3.75     4.50     5.25     6.00     6.75     7.50     8.25     9.00
33.65%    1.51     2.26     3.01     3.77     4.52     5.28     6.03     6.78     7.54     8.29     9.04
33.97%    1.51     2.27     3.03     3.79     4.54     5.30     6.06     6.82     7.57     8.33     9.09
35.00%    1.54     2.31     3.08     3.85     4.62     5.38     6.15     6.92     7.69     8.46     9.23
35.35%    1.55     2.32     3.09     3.87     4.64     5.41     6.19     6.96     7.73     8.51     9.28
--------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                RIVERSOURCE TAX-EXEMPT MONEY MARKET FUND -- 2009 PROSPECTUS  A.3

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

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

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

PRIVACY POLICY

RiverSource funds are committed to respecting shareholders' rights of privacy and we have adopted the following policy to maintain the confidentiality of the information you share with us:

INFORMATION WE COLLECT

We know that you expect us to conduct and process your business in a manner that is both accurate and efficient. To do so, we may collect information about you, such as your name, address, Social Security number and the names of your beneficiaries. This information is collected from applications or other forms that you provide to us or the financial institutions that distribute the RiverSource funds. We also collect information about your transactions in the RiverSource funds. Financial institutions which distribute the RiverSource funds and service your account, whether or not affiliated with us, may have a customer relationship with you and may independently collect information from you. This Privacy Policy does not apply to their independent collection or use of information about you.

INFORMATION WE DISCLOSE

We do not disclose any nonpublic personal information about our customers or former customers to anyone, except in two circumstances. We disclose information to companies, whether or not affiliated with us, that help us by providing services to you, including companies that market funds on our behalf. We also disclose information when we are permitted or required by law to do so, such as when information is provided to the IRS for tax purposes.

SECURITY

To safeguard your personal information, we insist that the distributors and other companies that perform services for us limit access to your personal information to authorized employees and agents, and maintain appropriate physical, electronic, and procedural safeguards.

This privacy policy applies to each fund in the RiverSource family of mutual funds and to RiverSource Investments, LLC, RiverSource Distributors, Inc., RiverSource Fund Distributors, Inc. and RiverSource Service Corporation, with respect to the investment advisory, distribution, and shareholder services each may provide to the RiverSource funds.


--------------------------------------------------------------------------------
                                         THIS PAGE IS NOT PART OF THE PROSPECTUS

RiverSource Funds can be purchased from authorized financial institutions. The fund can be found under the "RiverSource" banner in most mutual fund quotations.

Additional information about the fund and its investments is available in the fund's SAI, and annual and semiannual reports to shareholders. In the fund's annual report, you will find a discussion of market conditions and investment strategies that significantly affected the fund's performance during its most recent fiscal year. The SAI is incorporated by reference in this prospectus. For a free copy of the SAI, the annual report, or the semiannual report, or to request other information about the fund, contact RiverSource Funds or your financial institution. To make a shareholder inquiry, contact the financial institution through whom you purchased the fund.

RiverSource Funds
734 Ameriprise Financial Center
Minneapolis, MN 55474
(888) 791-3380

RiverSource Funds information available at RiverSource Investments website address:
riversource.com/funds

You may review and copy information about the fund, including the SAI, at the Securities and Exchange Commission's (Commission) Public Reference Room in Washington, D.C. (for information about the public reference room call 1-202-551-8090). Reports and other information about the fund are available on the EDGAR Database on the Commission's Internet site at www.sec.gov. Copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing to the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549-0102.

Investment Company Act File #811-3003

TICKER SYMBOL
ITFXX



(RIVERSOURCE INVESTMENTS LOGO)                               S-6433-99 AF (2/09)